SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE

 SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 19, 2014

SINO-GLOBAL SHIPPING AMERICA, LTD.

(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136-56 39th Avenue, Room #305

Flushing, New York 11354

(Address of principal executive offices and zip code)

(718) 888-1814

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01       OTHER EVENTS.

On August 19, 2014, the Registrant released a press release announcing the entry into an agreement to acquire all of the equity of Longhe Ship Management (Hong Kong) Co., Limited from Mr. Deming Wang. The acquisition is expected to close in the near future, upon completion of customary closing conditions. The acquisition is not considered a material definitive agreement but management believes the news is likely to be of interest to shareholders.

In the same press release, the Registrant announced that it has hired Mr. Africa Li to serve as the Registrant’s Chief Technical Officer. Mr. Li has more than thirty years of experience in the shipbuilding and management industries and currently serves as assistant to Mr. Deming Wang’s enterprises. Mr. Li’s primary responsibilities will be to support the Registrant’s efforts to develop expertise in the ship management industry.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

99.1 Press release dated August 19, 2014

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 19, 2014	SINO-GLOBAL SHIPPING AMERICA, LTD.

By:	/s/ Lei Cao

Name:	Lei Cao

Its:	Chief Executive Officer

EXHIBIT INDEX

Exhibits.

99.1 Press release dated August 19, 2014